UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                January 28, 2014

INTRALINKS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34832	20-8915510
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

150 East 42nd Street, 8th Floor, New York, NY		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(212) 543-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
As previously disclosed on the Current Report on Form 8-K filed by Intralinks Holdings, Inc. (the “Company”) on January 3, 2012, which is incorporated herein by reference, a shareholder derivative complaint was filed in the U.S. District Court for the Southern District of New York (the “Court”) on December 28, 2011 against the Company and certain of its current and former directors (the “Action”).  The complaint alleged that the defendants breached their fiduciary duties by causing the Company to issue materially false and misleading statements about the Company’s business prospects, financial condition and performance during the period of February 17, 2011 through November 10, 2011.
Plaintiff has voluntarily dismissed that Action without receipt of any compensation.  On January 28, 2014, the Court approved the stipulation of dismissal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2014
INTRALINKS HOLDINGS, INC.

By:     /s/ Scott N. Semel
Scott N. Semel
Executive Vice President,
General Counsel and Secretary